Exhibit 99.1

E V E R C O R E
EVERCORE REPORTS THIRD QUARTER AND NINE MONTHS 2018 RESULTS;
QUARTERLY DIVIDEND OF $0.50 PER SHARE

	Third Quarter 2018 Results				2018 Year to Date Results
	U.S. GAAP		Adjusted		U.S. GAAP		Adjusted
		vs. Q3 2017		vs. Q3 2017		vs. YTD 2017		vs. YTD 2017
Net Revenues ($ millions)	$381.3	(6%)	$376.0	(7%)	$1,293.3	11%	$1,280.1	10%
Operating Income ($ millions)	$74.5	(14%)	$87.0	(16%)	$291.9	19%	$327.4	12%
Net Income Attributable to Evercore Inc. ($ millions)	$49.5	8%	$62.8	3%	$213.9	48%	$259.7	31%
Diluted Earnings Per Share	$1.08	4%	$1.23	1%	$4.70	46%	$5.13	32%
Operating Margin	19.6%	(186) bps	23.1%	(258) bps	22.6%	155 bps	25.6%	38 bps

Business and Financial Highlights	■
Record Net Revenues, Net Income Attributable to Evercore Inc. and Earnings Per Share for the first nine months of 2018, on both a U.S. GAAP and an Adjusted basis. Net Revenues for the three months ended September 30, 2018 declined in comparison with the prior year period. Record third quarter Net Income Attributable to Evercore Inc. and Earnings Per Share on both a U.S. GAAP and an Adjusted basis.

■
Advisory Revenues for the first nine months of 2018 increased 11% versus the prior year on a U.S. GAAP and an Adjusted basis. Advisory Revenues for the third quarter decreased 8% and 9% on a U.S. GAAP and an Adjusted basis, respectively. The third quarter of 2018 was positively impacted by revenue recognized from the application of ASC 606, adopted in January 2018.

	■	Commissions and Related Fees for the first nine months of 2018 decreased 6% versus the prior year on a U.S. GAAP and an Adjusted basis. Such fees in the quarter were flat to the third quarter of 2017.
■
Underwriting Revenues for the first nine months of 2018 increased 108% and 95% versus the prior year on a U.S. GAAP and an Adjusted basis, respectively. Underwriting Revenues for the third quarter increased 4% and 3% on a U.S. GAAP and an Adjusted basis, respectively.

■
Effective tax rate reduced by 12 and 13 percentage points for the first nine months of 2018 on a U.S. GAAP and an Adjusted basis, respectively, and 12 and 14 percentage points in the third quarter on a U.S. GAAP and an Adjusted basis, respectively, due to the Tax Cuts and Jobs Act

	■	Evercore ISI ranked as the top independent research firm (#2 on a weighted basis and #4 overall) in the Institutional Investor All-America Equity Research team rankings for the fifth consecutive year

Governance	■	Kendrick R. Wilson III, a leader in the financial services industry, appointed to the Board of Directors

Capital Return	■	Quarterly dividend of $0.50 per share
	■	$251.9 million returned to shareholders for the first nine months of 2018 through dividends and share repurchases, including repurchases of 1.9 million shares/units at an average price of $98.20

NEW YORK, October 24, 2018 – Evercore Inc. (NYSE: EVR) today announced its results for the third quarter ended September 30, 2018.

LEADERSHIP COMMENTARY

Ralph Schlosstein, President and Chief Executive Officer
"Despite a reduced number of closings in our Advisory business this quarter, the momentum in our business remains very strong, as we work closely with clients to complete Advisory assignments in 2018 and to announce transactions that will complete next year. Growth in Equity Capital Markets activity is high and our capabilities here are becoming more widely recognized. Our Equities team continues to deliver high quality research while working with clients to receive appropriate compensation for our services, earning revenues that were equal to those in the third quarter of 2017. And our Wealth Management team continues to deliver steady growth," said Ralph Schlosstein, President and Chief Executive Officer. "We are pleased with our results year to date and are working hard to finish the year strongly. These strong results year to date have enabled us to return more than $251 million to our shareholders."

John S. Weinberg, Executive Chairman
"We are pleased to once again be recognized by our clients through the recent Institutional Investor All-America Research survey as a top-tier quality research provider," said John S. Weinberg, Executive Chairman. "We remain in active dialogues with additional talent for all of our businesses as we look ahead to the 2019 recruiting class."

Mr. Weinberg also noted, "We are pleased to welcome Ken Wilson to our Board. He is an established leader in finance, government and philanthropy, and his expertise will further enhance our Board’s capabilities."

Roger C. Altman, Founder and Senior Chairman
"The tone and breadth of client dialogue and activity remains healthy. The M&A and capital markets environment continues to be favorable and our backlog is strong," said Roger C. Altman, Founder and Senior Chairman.

Selected Financial Data - U.S. GAAP Results:

The following is a discussion of Evercore's results on a U.S. GAAP basis.

	U.S. GAAP
	Three Months Ended			Nine Months Ended
	September 30, 2018	September 30, 2017	% Change	September 30, 2018	September 30, 2017	% Change
	(dollars in thousands, except per share data)
Net Revenues	$381,259	$406,601	(6%)	$1,293,299	$1,164,318	11%
Operating Income(1)	$74,540	$87,070	(14%)	$291,871	$244,665	19%
Net Income Attributable to Evercore Inc.	$49,461	$45,911	8%	$213,935	$144,866	48%
Diluted Earnings Per Share	$1.08	$1.04	4%	$4.70	$3.23	46%
Compensation Ratio	59.1%	60.7%		59.3%	59.2%
Operating Margin	19.6%	21.4%		22.6%	21.0%
Effective Tax Rate	22.8%	32.4%		16.1%	27.8%
Trailing Twelve Month Compensation Ratio	56.7%	59.4%

(1) Operating Income for the three and nine months ended September 30, 2018 includes Special Charges of $2.0 million and $3.9 million, respectively, recognized in the Investment Banking segment. Operating Income for the nine months ended September 30, 2017 includes Special Charges of $21.5 million recognized in the Investment Banking and Investment Management segments.

Net Revenues
For the three months ended September 30, 2018, Net Revenues of $381.3 million decreased 6% versus the three months ended September 30, 2017, primarily driven by a decrease in Advisory Fees. For the nine months ended September 30, 2018, Net Revenues of $1.3 billion increased 11% versus the nine months ended September 30, 2017, primarily driven by increases in Advisory Fees and Underwriting Fees. See the Business Line Reporting - Discussion of U.S. GAAP Results below for further information.

The Company adopted the new accounting standard, ASC 606, "Revenue from Contracts with Customers," on January 1, 2018. Under ASC 606, revenue is recognized when all material conditions for completion have been met and it is probable that a significant revenue reversal will not occur in a future period. The application of this standard resulted in advisory revenue of $50.8 million being recognized in the third quarter of 2018, representing variable consideration under the standard, substantially all of which would have been recognized in the fourth quarter of 2018 under the legacy accounting standard. In addition, beginning in 2018, client related expenses for underwriting transactions are presented gross (previously presented net) in related U.S. GAAP reported revenues and expenses.

Compensation Ratio
For the three months ended September 30, 2018, the compensation ratio was 59.1% versus 60.7% for the three months ended September 30, 2017. The compensation ratio was higher for the three months ended September 30, 2017 due to the expense associated with acquisition-related LP Units/Interests. For the nine months ended September 30, 2018, the compensation ratio was 59.3% versus 59.2% for the nine months ended September 30, 2017. The compensation ratio was lower for the nine months ended September 30, 2017 due to the expense reversal associated with acquisition-related LP Interests during the first quarter of 2017. The compensation ratio for the three and nine months ended September 30, 2018 reflects the elevated level of expense associated with the significant investment in Advisory talent in 2018, as well as increased expense from compensation associated with recruiting senior talent in 2016 and 2017. See the Business Line Reporting - Discussion of U.S. GAAP Results below for further information.

Operating Income
For the three months ended September 30, 2018, Operating Income of $74.5 million decreased 14% versus the three months ended September 30, 2017, driven by a decrease in Net Revenues, partially offset by a decrease in compensation costs in the Investment Banking business. For the nine months ended September 30, 2018, Operating Income of $291.9 million increased 19% versus the nine months ended September 30, 2017, driven by an increase in Net Revenues and a reduction in special charges, partially offset by increased compensation and non-compensation costs in the Investment Banking business. See the Business Line Reporting - Discussion of U.S. GAAP Results below for further information.

Effective Tax Rate
For the three months ended September 30, 2018, the effective tax rate was 22.8% versus 32.4% for the three months ended September 30, 2017. For the nine months ended September 30, 2018, the effective tax rate was 16.1% versus 27.8% for the nine months ended September 30, 2017.

In conjunction with the enactment of the Tax Cuts and Jobs Act on December 22, 2017, which reduced income tax rates in the U.S. in 2018 and future years, our effective tax rate for the three and nine months ended September 30, 2018 was reduced by 12 percentage points before the impact of the application of the share-based compensation accounting standard, described below.

The provision for income taxes for the three and nine months ended September 30, 2018 includes a benefit of $0.6 million and $22.8 million, respectively, and $0.5 million and $23.7 million for the three and nine months ended September 30, 2017, respectively, following the application of a new accounting standard, effective January 1, 2017, related to share-based compensation, which requires that the tax deduction associated with the appreciation in the Firm's share price upon vesting of employee share-based awards above the original grant price be reflected in income tax expense. This benefit resulted in a decrease in the effective tax rate of 0.8 and 7.6 percentage points for the three and nine months ended September 30, 2018, respectively, and 0.6 and 9.5 percentage points for the three and nine months ended September 30, 2017, respectively.

The effective tax rate is also impacted by the non-deductible treatment of compensation associated with Evercore LP Units/Interests.

Net Income and Earnings Per Share
For the three months ended September 30, 2018, Net Income Attributable to Evercore Inc. and Earnings Per Share of $49.5 million and $1.08, respectively, increased 8% and 4%, respectively, versus the three months ended September 30, 2017, principally driven by a decrease in compensation costs in the Investment Banking business and a decrease in the effective tax rate.

For the nine months ended September 30, 2018, Net Income Attributable to Evercore Inc. and Earnings Per Share of $213.9 million and $4.70, respectively, increased 48% and 46%, respectively, versus the nine months ended September 30, 2017, principally driven by an increase in Net Revenues in the Investment Banking business and a decrease in the effective tax rate.

Selected Financial Data - Adjusted Results:

The following is a discussion of Evercore's results on an Adjusted basis. See pages 7 and A-2 to A-12 for further information and reconciliations of these non-GAAP metrics to our U.S. GAAP results.

	Adjusted
	Three Months Ended			Nine Months Ended
	September 30, 2018	September 30, 2017	% Change	September 30, 2018	September 30, 2017	% Change
	(dollars in thousands, except per share data)
Net Revenues	$376,026	$402,857	(7%)	$1,280,070	$1,160,300	10%
Operating Income	$87,026	$103,625	(16%)	$327,400	$292,305	12%
Net Income Attributable to Evercore Inc.	$62,768	$60,972	3%	$259,749	$198,373	31%
Diluted Earnings Per Share	$1.23	$1.22	1%	$5.13	$3.90	32%
Compensation Ratio	59.0%	59.0%		59.0%	59.0%
Operating Margin	23.1%	25.7%		25.6%	25.2%
Effective Tax Rate	24.2%	37.0%		17.6%	28.7%
Trailing Twelve Month Compensation Ratio	58.5%	58.5%

Adjusted Net Revenues
For the three months ended September 30, 2018, Adjusted Net Revenues of $376.0 million decreased 7% versus the three months ended September 30, 2017, primarily driven by a decrease in Advisory Fees. For the nine months ended September 30, 2018, Adjusted Net Revenues of $1.3 billion increased 10% versus the nine months ended September 30, 2017, primarily driven by increases in Advisory Fees and Underwriting Fees. See the Business Line Reporting - Discussion of Adjusted Results below for further information.

The Company adopted the new accounting standard, ASC 606, "Revenue from Contracts with Customers," on January 1, 2018. Under ASC 606, revenue is recognized when all material conditions for completion have been met and it is probable that a significant revenue reversal will not occur in a future period. The application of this standard resulted in advisory revenue of $50.8 million being recognized in the third quarter of 2018, representing variable consideration under the standard, substantially all of which would have been recognized in the fourth quarter of 2018 under the legacy accounting standard.

Adjusted Compensation Ratio
For the three and nine months ended September 30, 2018, the Adjusted compensation ratio was 59.0%, flat compared to the three and nine months ended September 30, 2017. The Adjusted compensation ratio for the three and nine months ended September 30, 2018 reflects the elevated level of expense associated with the significant investment in Advisory talent in 2018, as well as increased expense from compensation associated with recruiting senior talent in 2016 and 2017. See the Business Line Reporting - Discussion of Adjusted Results below for further information.

Adjusted Operating Income
For the three months ended September 30, 2018, Adjusted Operating Income of $87.0 million decreased 16% versus the three months ended September 30, 2017, driven by a decrease in Net Revenues, partially offset by a decrease in compensation costs in the Investment Banking business. For the nine months ended September 30, 2018, Adjusted Operating Income of $327.4 million increased 12% versus the nine months ended September 30, 2017, driven by an increase in Net Revenues, partially offset by increased compensation and non-compensation costs in the Investment Banking business. See the Business Line Reporting - Discussion of Adjusted Results below for further information.

Adjusted Effective Tax Rate
For the three months ended September 30, 2018, the Adjusted effective tax rate was 24.2% versus 37.0% for the three months ended September 30, 2017. For the nine months ended September 30, 2018, the Adjusted effective tax rate was 17.6% versus 28.7% for the nine months ended September 30, 2017.

In conjunction with the enactment of the Tax Cuts and Jobs Act on December 22, 2017, which reduced income tax rates in the U.S. in 2018 and future years, our Adjusted effective tax rate for the three and nine months ended September 30, 2018 was reduced by 14 and 13 percentage points, respectively, before the impact of the application of the share-based compensation accounting standard, described below.

The Adjusted effective tax rate includes a benefit of $0.7 million and $23.9 million for the three and nine months ended September 30, 2018, respectively, and $0.5 million and $26.1 million for the three and nine months ended September 30, 2017, respectively, following the application of a new accounting standard, effective January 1, 2017, related to share-based compensation, which requires that the tax deduction associated with the appreciation in the Firm's share price upon vesting of employee share-based awards above the original grant price be reflected in income tax expense. This benefit resulted in a decrease in the Adjusted effective tax rate of 0.8 and 7.4 percentage points for the three and nine months ended September 30, 2018, respectively, and 0.5 and 9.2 percentage points for the three and nine months ended September 30, 2017, respectively.

Adjusted Net Income and Earnings Per Share
For the three months ended September 30, 2018, Adjusted Net Income Attributable to Evercore Inc. and Adjusted Earnings Per Share of $62.8 million and $1.23, respectively, increased 3% and 1%, respectively, versus the three months ended September 30, 2017, driven by a decrease in compensation costs in the Investment Banking business and a decrease in the effective tax rate.

For the nine months ended September 30, 2018, Adjusted Net Income Attributable to Evercore Inc. and Adjusted Earnings Per Share of $259.7 million and $5.13, respectively, increased 31% and 32%, respectively, versus the nine months ended September 30, 2017, driven by an increase in Net Revenues in the Investment Banking business and a decrease in the effective tax rate.

Evercore's quarterly results may fluctuate significantly due to the timing and amount of transaction fees earned, as well as other factors. Accordingly, financial results in any particular quarter may not be representative of future results over a longer period of time.

Non-GAAP Measures:

Throughout this release certain information is presented on an Adjusted basis, which is a non-GAAP measure. Adjusted results begin with information prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP"), and then those results are adjusted to exclude certain items and reflect the conversion of vested and certain unvested Evercore LP Units and Interests into Class A shares. Evercore believes that the disclosed Adjusted measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare Evercore's results across several periods and facilitate an understanding of Evercore's operating results. Evercore uses these measures to evaluate its operating performance, as well as the performance of individual employees. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP.

Evercore's Adjusted Net Income Attributable to Evercore Inc. for the three and nine months ended September 30, 2018 was higher than U.S. GAAP as a result of the exclusion of expenses associated with awards granted in conjunction with certain of the Company's acquisitions, and certain other business acquisition-related charges and Special Charges.

Acquisition-related compensation charges for 2018 include expenses associated with awards granted in conjunction with the Company's acquisition of ISI. Acquisition-related charges for 2018 also include professional fees incurred and amortization of intangible assets.

Special Charges for 2018 relate to separation benefits and costs of terminating certain contracts associated with closing the agency trading platform in the U.K. and separation benefits and related charges associated with the Company's businesses in Mexico, as well as the acceleration of depreciation expense for leasehold improvements in conjunction with the previously announced expansion of our headquarters in New York.

In addition, for Adjusted purposes, client related expenses have been presented as a reduction from Revenues and Non-compensation costs.

Evercore's Adjusted Diluted Shares Outstanding for the three and nine months ended September 30, 2018 were higher than U.S. GAAP as a result of the inclusion of certain Evercore LP Units.

This release also presents changes in Adjusted Investment Management Operating Income and Adjusted Investment Management Operating Margin from the prior-year periods assuming that the restructuring of certain Investment Management affiliates occurred on December 31, 2016. This includes the sale of the Institutional Trust and Independent Fiduciary business of ETC that occurred on October 18, 2017. Evercore believes this is useful additional information for investors because it improves the comparability of period-over-period results and aligns with management's view of business performance.

Further details of these adjustments, as well as an explanation of similar amounts for the three and nine months ended September 30, 2017 are included in Annex I, pages A-2 to A-12.

Certain balances in the prior period were reclassified to conform to their current presentation in this release. "Investment Banking Revenue" has been disaggregated into "Advisory Fees," "Underwriting Fees" and "Commissions and Related Fees" and "Investment Management Revenue" has been renamed to "Asset

Management and Administration Fees." "Other Revenue, Including Interest" has been renamed to "Other Revenue, Including Interest and Investments" and principal trading gains and losses and realized and unrealized gains and losses on private equity investments have been reclassified from Investment Banking Revenue and Investment Management Revenue to "Other Revenue, Including Interest and Investments."

Business Line Reporting - Discussion of U.S. GAAP Results

The following is a discussion of Evercore's segment results on a U.S. GAAP basis.

Investment Banking

	U.S. GAAP
	Three Months Ended			Nine Months Ended
	September 30, 2018	September 30, 2017	% Change	September 30, 2018	September 30, 2017	% Change
	(dollars in thousands)
Net Revenues:
Investment Banking:
Advisory Fees(1)	$305,949	$332,753	(8%)	$1,047,259	$939,841	11%
Underwriting Fees(2)	11,440	11,034	4%	62,784	30,170	108%
Commissions and Related Fees	45,337	45,390	—%	139,447	148,898	(6%)
Other Revenue, net(3)	4,108	(878)	NM	3,219	(3,431)	NM
Net Revenues	366,834	388,299	(6%)	1,252,709	1,115,478	12%

Expenses:
Employee Compensation and Benefits	217,471	236,564	(8%)	743,152	660,233	13%
Non-compensation Costs	76,259	68,448	11%	221,418	196,603	13%
Special Charges	1,967	—	NM	3,864	14,400	(73%)
Total Expenses	295,697	305,012	(3%)	968,434	871,236	11%

Operating Income	$71,137	$83,287	(15%)	$284,275	$244,242	16%

Compensation Ratio	59.3%	60.9%		59.3%	59.2%
Non-compensation Ratio	20.8%	17.6%		17.7%	17.6%
Operating Margin	19.4%	21.4%		22.7%	21.9%

Advisory Client Transactions(4)	196	210	(7%)	458	429	7%
Advisory Fees in Excess of $1 million(4)	62	67	(7%)	210	181	16%

(1) The application of the new revenue accounting standard, ASC 606, resulted in advisory revenue of $50,829 being recognized in the third quarter of 2018, representing variable consideration under the standard, substantially all of which would have been recognized in the fourth quarter of 2018 under the legacy accounting standard.

(2) The application of the new revenue accounting standard, ASC 606, resulted in client related expenses for underwriting transactions being presented gross (previously presented net) in related revenues and expenses on a U.S. GAAP basis for the three and nine months ended September 30, 2018. Underwriting Fees are gross of related non-compensation expenses of $116 and $3,913 for the three and nine months ended September 30, 2018, respectively.

(3) Includes ($343) and ($606) of principal trading losses that were previously included in Investment Banking Revenue for the three and nine months ended September 30, 2017, respectively, to conform to the current presentation.

(4) Includes Advisory and Underwriting Transactions.

Revenues

During the three months ended September 30, 2018, fees for Advisory services decreased 8% versus the three months ended September 30, 2017, reflecting a decline in the number of Advisory fees in excess of $1 million. Underwriting Fees of $11.4 million for the three months ended September 30, 2018 increased 4% versus the third quarter of last year. We participated in 12 underwriting transactions (vs. 13 in Q3 2017); 6 as a bookrunner (vs. 8 in Q3 2017). Commissions and Related Fees for the three months ended September 30, 2018 were flat from the third quarter of last year.

During the nine months ended September 30, 2018, fees for Advisory services increased 11% versus the nine months ended September 30, 2017, as we continued to advise clients on a wide variety of matters including strategic M&A, activism, restructuring and capital raising. Underwriting Fees of $62.8 million for the nine months ended September 30, 2018 increased 108% versus the nine months ended September 30, 2017, as we participated in 43 underwriting transactions (vs. 39 in 2017); 31 as a bookrunner (vs. 19 in 2017). Commissions and Related Fees for the nine months ended September 30, 2018 decreased 6% from the nine months ended September 30, 2017 principally driven by the trend of institutional clients adjusting the level of payments for research services.

Expenses

Compensation costs were $217.5 million for the three months ended September 30, 2018, a decrease of 8% from the third quarter of last year. The compensation ratio was 59.3% for the three months ended September 30, 2018, compared to 60.9% for the three months ended September 30, 2017. The compensation ratio was higher for the three months ended September 30, 2017 due to the expense associated with acquisition-related LP Units/Interests. Compensation costs were $743.2 million for the nine months ended September 30, 2018, an increase of 13% from the nine months ended September 30, 2017. The compensation ratio was 59.3% for the nine months ended September 30, 2018, compared to 59.2% for the nine months ended September 30, 2017, reflecting the elevated level of expense associated with the significant investment in Advisory talent in 2018, as well as increased expense from compensation associated with recruiting senior talent in 2016 and 2017. The compensation ratio was also lower for the nine months ended September 30, 2017 due to the expense reversal associated with acquisition-related LP Interests during the first quarter of 2017.

Non-compensation Costs for the three months ended September 30, 2018 were $76.3 million, up 11% compared to the third quarter of last year. The increase in Non-compensation Costs versus last year reflects the addition of personnel, increased occupancy costs and the inclusion of underwriting expenses in 2018 pursuant to the new accounting requirements. The ratio of Non-compensation Costs to Net Revenues for the three months ended September 30, 2018 was 20.8%, compared to 17.6% for the third quarter of last year, driven by lower revenues in 2018. Non-compensation Costs for the nine months ended September 30, 2018 were $221.4 million, up 13% from the nine months ended September 30, 2017. The increase in Non-compensation Costs versus last year reflects the addition of personnel, increased occupancy costs and the inclusion of underwriting expenses in 2018 pursuant to the new accounting requirements. The ratio of Non-compensation Costs to Net Revenues for the nine months ended September 30, 2018 was 17.7%, compared to 17.6% for the nine months ended September 30, 2017.

Special Charges for the three months ended September 30, 2018 reflect separation benefits and related charges associated with the Company's businesses in Mexico, as well as the acceleration of depreciation expense for leasehold improvements in conjunction with the previously announced expansion of our headquarters in New York. Special Charges for the nine months ended September 30, 2018 reflect separation benefits and costs of terminating certain contracts associated with closing the agency trading platform in the U.K. and separation benefits and related charges associated with the Company's businesses in Mexico, as well as the acceleration of depreciation expense for leasehold improvements in conjunction with the previously announced expansion of our headquarters in New York. Special Charges for the nine months ended September 30, 2017 reflect an impairment charge related to our former equity method investment in G5, resulting from the sustained negative economic and political climate in Brazil.

Investment Management

	U.S. GAAP
	Three Months Ended			Nine Months Ended
	September 30, 2018	September 30, 2017	% Change	September 30, 2018	September 30, 2017	% Change
	(dollars in thousands)
Net Revenues:
Asset Management and Administration Fees(1)	$12,678	$16,284	(22%)	$36,603	$47,037	(22%)
Other Revenue, net(1)	1,747	2,018	(13%)	3,987	1,803	121%
Net Revenues	14,425	18,302	(21%)	40,590	48,840	(17%)

Expenses:
Employee Compensation and Benefits	7,981	10,208	(22%)	23,385	28,953	(19%)
Non-compensation costs	3,041	4,311	(29%)	9,609	12,357	(22%)
Special Charges	—	—	NM	—	7,107	NM
Total Expenses	11,022	14,519	(24%)	32,994	48,417	(32%)

Operating Income	$3,403	$3,783	(10%)	$7,596	$423	NM

Compensation Ratio	55.3%	55.8%		57.6%	59.3%
Non-compensation Ratio	21.1%	23.6%		23.7%	25.3%
Operating Margin	23.6%	20.7%		18.7%	0.9%

Assets Under Management (in millions)(2)	$9,896	$8,961	10%	$9,896	$8,961	10%

(1) $1,952 and $1,427 of net realized and unrealized gains on private equity investments have been classified in Other Revenue, net, for the three and nine months ended September 30, 2017, respectively, to conform to the current presentation.

(2) Assets Under Management reflect end of period amounts from our consolidated subsidiaries.

Revenues

	U.S. GAAP
	Three Months Ended			Nine Months Ended
	September 30, 2018	September 30, 2017	% Change	September 30, 2018	September 30, 2017	% Change
	(dollars in thousands)
Asset Management and Administration Fees:
Wealth Management	$11,560	$10,232	13%	$33,826	$29,736	14%
Institutional Asset Management	1,118	1,079	4%	2,777	2,638	5%
Disposed and Restructured Businesses(1)	—	4,973	NM	—	14,663	NM
Total Asset Management and Administration Fees	$12,678	$16,284	(22%)	$36,603	$47,037	(22%)

(1) Reflects the Institutional Trust and Independent Fiduciary business of ETC, which was previously a consolidated business.
On October 18, 2017, the Company completed the sale of the Institutional Trust and Independent Fiduciary business of ETC.

Asset Management and Administration Fees of $12.7 million for the three months ended September 30, 2018 decreased 22% compared to the third quarter of last year, following the sale of the Institutional Trust and Independent Fiduciary business of ETC during the fourth quarter of 2017. Fees from Wealth Management clients increased 13% as associated AUM increased 16%.

Asset Management and Administration Fees of $36.6 million for the nine months ended September 30, 2018 decreased 22% compared to the nine months ended September 30, 2017, following the sale of the Institutional

Trust and Independent Fiduciary business of ETC during the fourth quarter of 2017. Fees from Wealth Management clients increased 14% as associated AUM increased 16%.

Expenses

Investment Management's expenses for the three months ended September 30, 2018 were $11.0 million, a decrease of 24% compared to the third quarter of last year principally due to the sale of the Institutional Trust and Independent Fiduciary business of ETC during the fourth quarter of 2017. Investment Management expenses for the nine months ended September 30, 2018 were $33.0 million, down 32% from the nine months ended September 30, 2017 principally due to the sale of the Institutional Trust and Independent Fiduciary business of ETC during the fourth quarter of 2017 and a reduction in Special Charges.

Business Line Reporting - Discussion of Adjusted Results

The following is a discussion of Evercore's segment results on an Adjusted basis. See pages 7 and A-2 to A-12 for further information and reconciliations of these metrics to our U.S. GAAP results.

Investment Banking

	Adjusted
	Three Months Ended			Nine Months Ended
	September 30, 2018	September 30, 2017	% Change	September 30, 2018	September 30, 2017	% Change
	(dollars in thousands)
Net Revenues:
Investment Banking:
Advisory Fees(1)(2)	$296,296	$324,786	(9%)	$1,024,599	$922,931	11%
Underwriting Fees(3)	11,324	11,034	3%	58,871	30,170	95%
Commissions and Related Fees	45,337	45,390	—%	139,447	148,898	(6%)
Other Revenue, net(4)	6,361	1,610	295%	10,033	4,063	147%
Net Revenues	359,318	382,820	(6%)	1,232,950	1,106,062	11%

Expenses:
Employee Compensation and Benefits	213,707	227,315	(6%)	731,682	655,253	12%
Non-compensation Costs	64,286	58,057	11%	188,030	172,521	9%
Total Expenses	277,993	285,372	(3%)	919,712	827,774	11%

Operating Income	$81,325	$97,448	(17%)	$313,238	$278,288	13%

Compensation Ratio	59.5%	59.4%		59.3%	59.2%
Non-compensation Ratio	17.9%	15.2%		15.3%	15.6%
Operating Margin	22.6%	25.5%		25.4%	25.2%

Advisory Client Transactions(5)	196	210	(7%)	458	429	7%
Advisory Fees in Excess of $1 million(5)	62	67	(7%)	210	181	16%

(1) Advisory Fees on an Adjusted basis reflect the reduction of revenues for client related expenses and provisions for uncollected receivables of $9,653 and $7,892 for the three months ended September 30, 2018 and 2017, respectively, and $22,957 and $16,799 for the nine months ended September 30, 2018 and 2017, respectively, as well as the reclassification of earnings related to our equity investment in Luminis of $297 for the nine months ended September 30, 2018 and $54 and $111 for the three and nine months ended September 30, 2017, respectively, and the reclassification of losses related to our equity investment in G5 - Advisory of ($129) and ($222) for the three and nine months ended September 30, 2017, respectively.

(2) The application of the new revenue accounting standard, ASC 606, resulted in advisory revenue of $50,829 being recognized in the third quarter of 2018, representing variable consideration under the standard, substantially all of which would have been recognized in the fourth quarter of 2018 under the legacy accounting standard.

(3) The application of the new revenue accounting standard, ASC 606, resulted in client related expenses for underwriting transactions being presented gross (previously presented net) in related revenues and expenses on a U.S. GAAP basis for the three and nine months ended September 30, 2018. Underwriting Fees on an Adjusted basis reflect the reduction of revenues for non-compensation expenses of $116 and $3,913 for the three and nine months ended September 30, 2018, respectively.

(4) Other Revenue, net, on an Adjusted basis reflects the reduction of revenues for provisions for uncollected receivables of $47 for the three and nine months ended September 30, 2018. Also includes ($343) and ($606) of principal trading losses that were previously included in Investment Banking Revenue for the three and nine months ended September 30, 2017, respectively, to conform to the current presentation.

(5) Includes Advisory and Underwriting Transactions.

Adjusted Revenues

During the three months ended September 30, 2018, fees for Advisory services decreased 9% versus the three months ended September 30, 2017, reflecting a decline in the number of Advisory fees in excess of $1 million. Underwriting Fees of $11.3 million for the three months ended September 30, 2018 increased 3% versus the third quarter of last year. We participated in 12 underwriting transactions (vs. 13 in Q3 2017); 6 as a bookrunner

(vs. 8 in Q3 2017). Commissions and Related Fees for the three months ended September 30, 2018 were flat compared to the third quarter of last year.

During the nine months ended September 30, 2018, fees for Advisory services increased 11% versus the nine months ended September 30, 2017, as we continued to advise clients on a wide variety of matters including strategic M&A, activism, restructuring and capital raising. Underwriting Fees of $58.9 million for the nine months ended September 30, 2018 increased 95% versus the nine months ended September 30, 2017, as we participated in 43 underwriting transactions (vs. 39 in 2017); 31 as a bookrunner (vs. 19 in 2017). Commissions and Related Fees for the nine months ended September 30, 2018 decreased 6% from the nine months ended September 30, 2017 principally driven by the trend of institutional clients adjusting the level of payments for research services.

Adjusted Expenses

Adjusted compensation costs were $213.7 million for the three months ended September 30, 2018, a decrease of 6% from the third quarter of last year. Evercore's Investment Banking Adjusted compensation ratio was 59.5% for the three months ended September 30, 2018, up versus the Adjusted compensation ratio reported for the third quarter of last year of 59.4%. The Adjusted compensation ratio for the three months ended September 30, 2018 reflects the elevated level of expense associated with the significant investment in Advisory talent in 2018, as well as increased expense from compensation associated with recruiting senior talent in 2016 and 2017. Adjusted compensation costs for the nine months ended September 30, 2018 were $731.7 million, an increase of 12% from the nine months ended September 30, 2017. The Adjusted compensation ratio was 59.3% for the nine months ended September 30, 2018, up versus the Adjusted compensation ratio reported for the nine months ended September 30, 2017 of 59.2%. The Adjusted compensation ratio for the nine months ended September 30, 2018 reflects the elevated level of expense associated with the significant investment in Advisory talent in 2018, as well as increased expense from compensation associated with recruiting senior talent in 2016 and 2017.

Adjusted Non-compensation Costs for the three months ended September 30, 2018 were $64.3 million, up 11% from the third quarter of last year. The increase in Adjusted Non-compensation Costs versus last year reflects the addition of personnel and increased occupancy costs. The ratio of Adjusted Non-compensation Costs to Adjusted Net Revenues for the three months ended September 30, 2018 was 17.9%, compared to 15.2% for the third quarter of last year, driven by lower revenues in 2018. Adjusted Non-compensation Costs for the nine months ended September 30, 2018 were $188.0 million, up 9% from the nine months ended September 30, 2017 due to the addition of personnel and increased occupancy costs. The ratio of Adjusted Non-compensation Costs to Adjusted Net Revenues for the nine months ended September 30, 2018 was 15.3%, compared to 15.6% for the nine months ended September 30, 2017, driven by higher revenues in 2018.

Investment Management

	Adjusted
	Three Months Ended			Nine Months Ended
	September 30, 2018	September 30, 2017	% Change	September 30, 2018	September 30, 2017	% Change
	(dollars in thousands)
Net Revenues:
Asset Management and Administration Fees(1)	$14,961	$18,019	(17%)	$43,133	$52,435	(18%)
Other Revenue, net(1)	1,747	2,018	(13%)	3,987	1,803	121%
Net Revenues	16,708	20,037	(17%)	47,120	54,238	(13%)

Expenses:
Employee Compensation and Benefits	7,981	10,208	(22%)	23,385	28,953	(19%)
Non-compensation Costs	3,026	3,652	(17%)	9,573	11,268	(15%)
Total Expenses	11,007	13,860	(21%)	32,958	40,221	(18%)

Operating Income	$5,701	$6,177	(8%)	$14,162	$14,017	1%

Compensation Ratio	47.8%	50.9%		49.6%	53.4%
Non-compensation Ratio	18.1%	18.2%		20.3%	20.8%
Operating Margin	34.1%	30.8%		30.1%	25.8%

Assets Under Management (in millions)(2)	$9,896	$8,961	10%	$9,896	$8,961	10%

(1) $1,952 and $1,427 of net realized and unrealized gains on private equity investments have been classified in Other Revenue, net, for the three and nine months ended September 30, 2017, respectively, to conform to the current presentation.

(2) Assets Under Management reflect end of period amounts from our consolidated subsidiaries.

Adjusted Revenues

	Adjusted
	Three Months Ended			Nine Months Ended
	September 30, 2018	September 30, 2017	% Change	September 30, 2018	September 30, 2017	% Change
	(dollars in thousands)
Asset Management and Administration Fees:
Wealth Management(1)	$11,545	$10,232	13%	$33,811	$29,736	14%
Institutional Asset Management	1,118	1,079	4%	2,777	2,638	5%
Disposed and Restructured Businesses(2)	—	4,806	NM	—	14,443	NM
Equity in Earnings of Affiliates(3)	2,298	1,902	21%	6,545	5,618	17%
Total Asset Management and Administration Fees	$14,961	$18,019	(17%)	$43,133	$52,435	(18%)

(1) Fees from Wealth Management on an Adjusted basis reflect the reduction of revenues for client related expenses and provisions for uncollected receivables of $15 for the three and nine months ended September 30, 2018.

(2) Reflects the Institutional Trust and Independent Fiduciary business of ETC. Fees from ETC on an Adjusted basis reflect the reduction of revenues for client related expenses of $167 and $220 for the three and nine months ended September 30, 2017, respectively.

(3) Equity in ABS, Atalanta Sosnoff and G5 - Wealth Management (through December 31, 2017, the date the Company exchanged all of its outstanding equity interests for debentures of G5) on a U.S. GAAP basis are reclassified from Asset Management and Administration Fees to Income from Equity Method Investments.

On October 18, 2017, the Company completed the sale of the Institutional Trust and Independent Fiduciary business of ETC.

Adjusted Asset Management and Administration Fees of $15.0 million for the three months ended September 30, 2018 decreased 17% compared to the third quarter of last year, following the sale of the Institutional

Trust and Independent Fiduciary business of ETC during the fourth quarter of 2017. Fees from Wealth Management clients increased 13% as associated AUM increased 16%.

Equity in Earnings of Affiliates of $2.3 million for the three months ended September 30, 2018 increased relative to the third quarter of last year, driven principally by higher income earned in the third quarter of 2018 by ABS.

Adjusted Asset Management and Administration Fees of $43.1 million for the nine months ended September 30, 2018 decreased 18% compared to the nine months ended September 30, 2017, following the sale of the Institutional Trust and Independent Fiduciary business of ETC during the fourth quarter of 2017. Fees from Wealth Management clients increased 14% as associated AUM increased 16%.

Equity in Earnings of Affiliates of $6.5 million for the nine months ended September 30, 2018 increased relative to the nine months ended September 30, 2017, driven principally by higher income earned by ABS in 2018.

Adjusted Expenses

Investment Management's Adjusted expenses for the three months ended September 30, 2018 were $11.0 million, down 21% compared to the third quarter of last year principally due to the sale of the Institutional Trust and Independent Fiduciary business of ETC during the fourth quarter of 2017. Adjusted Investment Management expenses for the nine months ended September 30, 2018 were $33.0 million, down 18% from the nine months ended September 30, 2017 principally due to the sale of the Institutional Trust and Independent Fiduciary business of ETC during the fourth quarter of 2017.

Assuming the restructuring of our Investment Management affiliate noted above had occurred on December 31, 2016, Investment Management's Adjusted Operating Income would have increased 19% and 46%, respectively, when compared to the three and nine months ended September 30, 2017, respectively, and Investment Management's Adjusted Operating Margin would have been 31.5% for the third quarter of last year and 24.5% for the nine months ended September 30, 2017.

Balance Sheet

The Company continues to maintain a strong balance sheet, holding cash, cash equivalents, marketable securities and certificates of deposit of $736.3 million at September 30, 2018. Current assets exceed current liabilities by $624.1 million at September 30, 2018. Amounts due related to the Long-Term Notes Payable were $168.5 million at September 30, 2018.

Capital Transactions

On October 22, 2018, the Board of Directors of Evercore declared a quarterly dividend of $0.50 per share to be paid on December 14, 2018 to common stockholders of record on November 30, 2018.

During the three months ended September 30, 2018, the Company repurchased approximately 24 thousand shares from employees for the net settlement of stock-based compensation awards at an average price per share of $110.87 and approximately 0.2 million shares at an average price per share of $108.51 in open market transactions pursuant to the Company's share repurchase program. The aggregate approximately 0.2 million shares were acquired at an average price per share of $108.74. During the nine months ended September 30, 2018, the Company repurchased approximately 1.1 million shares primarily from employees for the net settlement of stock-based compensation awards at an average price per share of $99.92 and approximately 0.8 million shares/units at an average price per share/unit of $96.05 in open market transactions pursuant to the Company's share repurchase program. The aggregate approximately 1.9 million shares/units were acquired at an average price per share/unit of $98.20.

During the nine months ended September 30, 2018, the Company granted to certain existing and new employees approximately 1.9 million unvested RSUs. The total shares available to be granted in the future under the Amended and Restated 2016 Evercore Inc. Stock Incentive Plan was approximately 5.4 million as of September 30, 2018.

Conference Call

Evercore will host a related conference call beginning at 8:00 a.m. Eastern Time, Wednesday, October 24, 2018, accessible via telephone and the internet. Investors and analysts may participate in the live conference call by dialing (877) 359-9508 (toll-free domestic) or (224) 357-2393 (international); passcode: 2128949. Please register at least 10 minutes before the conference call begins. A replay of the call will be available for one week via telephone starting approximately one hour after the call ends. The replay can be accessed at (855) 859-2056 (toll-free domestic) or (404) 537-3406 (international); passcode: 2128949. A live audio webcast of the conference call will be available on the For Investors section of Evercore’s website at www.evercore.com. The webcast will be archived on Evercore’s website for 30 days after the call.

About Evercore

Evercore (NYSE: EVR) is a premier global independent investment banking advisory firm. We are dedicated to helping our clients achieve superior results through trusted independent and innovative advice on matters of strategic significance to boards of directors, management teams and shareholders, including mergers and acquisitions, strategic shareholder advisory, restructurings, and capital structure. Evercore also assists clients in raising public and private capital and delivers equity research and equity sales and agency trading execution, in addition to providing wealth and investment management services to high net worth and institutional investors. Founded in 1995, the Firm is headquartered in New York and maintains offices and affiliate offices in major financial centers in North America, Europe, South America, the Middle East and Asia. For more information, please visit www.evercore.com.

Investor Contact:    Jamie Easton
Head of Investor Relations, Evercore
212-857-3100

Media Contact:    Dana Gorman
The Abernathy MacGregor Group, for Evercore
212-371-5999

Basis of Alternative Financial Statement Presentation

Our Adjusted results are a non-GAAP measure. As discussed further under "Non-GAAP Measures", Evercore believes that the disclosed Adjusted measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare Evercore's results across several periods and better reflect management's view of operating results. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. A reconciliation of our U.S. GAAP results to Adjusted results is presented in the tables included in Annex I.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which reflect our current views with respect to, among other things, Evercore's operations and financial performance. In some cases, you can identify these forward-looking statements by the use of words such as "outlook," "backlog," "believes," "expects," "potential," "probable," "continues," "may," "will," "should," "seeks," "approximately," "predicts," "intends," "plans," "estimates," "anticipates" or the negative version of these words or other comparable words. All statements other than statements of historical fact included in this presentation are forward-looking statements and are based on various underlying assumptions and expectations and are subject to known and unknown risks, uncertainties and assumptions, and may include projections of our future financial performance based on our growth strategies and anticipated trends in Evercore's business. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Evercore believes these factors include, but are not limited to, those described under "Risk Factors" discussed in Evercore's Annual Report on Form 10-K for the year ended December 31, 2017, subsequent quarterly reports on Form 10-Q, current reports on Form 8-K and Registration Statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release. In addition, new risks and uncertainties emerge from time to time, and it is not possible for Evercore to predict all risks and uncertainties, nor can Evercore assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results and Evercore does not assume any responsibility for the accuracy or completeness of any of these forward-looking statements. Evercore undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

With respect to any securities offered by any private equity fund referenced herein, such securities have not been and will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

ANNEX I

EVERCORE INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2018 AND 2017
(dollars in thousands, except per share data)
(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017

Revenues
Investment Banking:(1)
Advisory Fees(2)	$305,949	$332,753	$1,047,259	$939,841
Underwriting Fees(3)	11,440	11,034	62,784	30,170
Commissions and Related Fees	45,337	45,390	139,447	148,898
Asset Management and Administration Fees(1)	12,678	16,284	36,603	47,037
Other Revenue, Including Interest and Investments(4)	10,058	6,553	20,826	13,363
Total Revenues	385,462	412,014	1,306,919	1,179,309
Interest Expense(5)	4,203	5,413	13,620	14,991
Net Revenues	381,259	406,601	1,293,299	1,164,318

Expenses
Employee Compensation and Benefits	225,452	246,772	766,537	689,186
Occupancy and Equipment Rental	15,367	13,531	43,249	40,191
Professional Fees(6)	19,698	15,836	56,581	42,489
Travel and Related Expenses	16,880	15,113	50,858	46,976
Communications and Information Services	10,590	10,613	31,634	30,865
Depreciation and Amortization	6,815	6,421	20,209	18,267
Execution, Clearing and Custody Fees(6)	3,068	3,455	7,818	10,972
Special Charges	1,967	—	3,864	21,507
Acquisition and Transition Costs	—	599	21	976
Other Operating Expenses(6)	6,882	7,191	20,657	18,224
Total Expenses	306,719	319,531	1,001,428	919,653

Income Before Income from Equity Method Investments and Income Taxes	74,540	87,070	291,871	244,665
Income from Equity Method Investments	2,298	1,827	6,842	5,507
Income Before Income Taxes	76,838	88,897	298,713	250,172
Provision for Income Taxes	17,539	28,815	48,018	69,566
Net Income	59,299	60,082	250,695	180,606
Net Income Attributable to Noncontrolling Interest	9,838	14,171	36,760	35,740
Net Income Attributable to Evercore Inc.	$49,461	$45,911	$213,935	$144,866

Net Income Attributable to Evercore Inc. Common Shareholders	$49,461	$45,911	$213,935	$144,866

Weighted Average Shares of Class A Common Stock Outstanding:
Basic	40,966	39,045	40,762	39,873
Diluted	45,858	44,036	45,542	44,887

Net Income Per Share Attributable to Evercore Inc. Common Shareholders:
Basic	$1.21	$1.18	$5.25	$3.63
Diluted	$1.08	$1.04	$4.70	$3.23

(1) Certain balances in the prior period were reclassified to conform to their current presentation. "Investment Banking Revenue" has been disaggregated into "Advisory Fees," "Underwriting Fees" and "Commissions and Related Fees" and "Investment Management Revenue" has been renamed to "Asset Management and Administration Fees."

(2) The application of the new revenue accounting standard, ASC 606, resulted in advisory revenue of $50,829 being recognized in the third quarter of 2018, representing variable consideration under the standard, substantially all of which would have been recognized in the fourth quarter of 2018 under the legacy accounting standard.

(3) The application of the new revenue accounting standard, ASC 606, resulted in client related expenses for underwriting transactions being presented gross (previously presented net) in related revenues and expenses on a U.S. GAAP basis for the three and nine months ended September 30, 2018. Underwriting Fees are gross of related non-compensation expenses of $116 and $3,913 for the three and nine months ended September 30, 2018, respectively.

(4) "Other Revenue, Including Interest" has been renamed to "Other Revenue, Including Interest and Investments" and principal trading losses of ($343) and ($606) for the three and nine months ended September 30, 2017, respectively, and net realized and unrealized gains on private equity investments of $1,952 and $1,427 for the three and nine months ended September 30, 2017, respectively, have been classified in Other Revenue, Including Interest and Investments, to conform to the current presentation.

(5) Includes interest expense on long-term debt and interest expense on short-term repurchase agreements.

(6) Other Operating Expenses of $3,140 and $10,029 for the three and nine months ended September 30, 2017, respectively, and Professional Fees of $315 and $943 for the three and nine months ended September 30, 2017, respectively, were reclassified to a new expense line item "Execution, Clearing and Custody Fees" to conform to the current presentation.

Adjusted Results
Throughout the discussion of Evercore's business segments, information is presented on an Adjusted basis (formerly called "Adjusted Pro Forma"), which is a non-generally accepted accounting principles ("non-GAAP") measure. Adjusted results begin with information prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP"), adjusted to exclude certain items and reflect the conversion of vested and certain unvested Evercore LP Units and Interests, as well as Acquisition Related Share Issuances and Unvested Restricted Stock Units granted to ISI employees, into Class A shares. Evercore believes that the disclosed Adjusted measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare Evercore's results across several periods and facilitate an understanding of Evercore's operating results. The Company uses these measures to evaluate its operating performance, as well as the performance of individual employees. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. These Adjusted amounts are allocated to the Company's two business segments: Investment Banking and Investment Management. The differences between the Adjusted and U.S. GAAP results are as follows:

1.
Assumed Vesting of Evercore LP Units and Exchange into Class A Shares. The Company incurred expenses, in Employee Compensation and Benefits, resulting from the vesting of Class E LP Units issued in conjunction with the acquisition of ISI, as well as Class G and H LP Interests and Class J LP Units. The amount of expense or the reversal of expense for the Class G and H LP Interests was based on the determination if it was probable that Evercore ISI would achieve certain earnings and margin targets in 2017 and in future periods. The Adjusted results assume these LP Units and certain Class G and H LP Interests have vested and have been exchanged for Class A shares. Accordingly, any expense or reversal of expense associated with these units and interests, and related awards, is excluded from the Adjusted results, and the noncontrolling interest related to these units is converted to a controlling interest. The Company's Management believes that it is useful to provide the per-share effect associated with the assumed conversion of these previously granted equity interests, and thus the Adjusted results reflect the exchange of certain vested and unvested Evercore LP partnership units and interests and IPO related restricted stock unit awards into Class A shares.

2.
Adjustments Associated with Business Combinations and Divestitures. The following charges resulting from business combinations and divestitures have been excluded from the Adjusted results because the Company's Management believes that operating performance is more comparable across periods excluding the effects of these acquisition-related charges:

a.
Amortization of Intangible Assets and Other Purchase Accounting-related Amortization. Amortization of intangible assets and other purchase accounting-related amortization from the acquisition of ISI and certain other acquisitions.

b.	Acquisition and Transition Costs. Primarily professional fees incurred and costs related to transitioning acquisitions or divestitures.
c. Gain on Sale of Institutional Trust and Independent Fiduciary business of ETC. The gain resulting from the sale of the Institutional Trust and Independent Fiduciary business of ETC in the fourth quarter of 2017 is excluded from the Adjusted Results.
d. Foreign Exchange Gains / (Losses). Release of cumulative foreign exchange losses resulting from the restructuring of our equity method investment in G5 in the fourth quarter of 2017 are excluded from the Adjusted presentation.

3.
Client Related Expenses. Client related expenses, expenses associated with revenue sharing engagements with third parties and provisions for uncollected receivables have been classified as a reduction of revenue in the Adjusted presentation. The Company's Management believes that this adjustment results in more meaningful key operating ratios, such as compensation to net revenues and operating margin.

4.
Special Charges. Expenses during 2018 relate to separation benefits and costs of terminating certain contracts associated with closing the agency trading platform in the U.K. and separation benefits and related charges associated with the Company's businesses in Mexico, as well as the acceleration of depreciation expense for leasehold improvements in conjunction with the previously announced expansion of our headquarters in New York. Expenses during 2017 relate to a charge for the impairment of goodwill in the Institutional Asset Management reporting unit and a charge for the impairment of our investment in G5 in the second quarter.

5.
Income Taxes. Evercore is organized as a series of Limited Liability Companies, Partnerships, C-Corporations and a Public Corporation and therefore, not all of the Company's income is subject to corporate-level taxes. As a result, adjustments have been made to the Adjusted earnings to assume that the Company is subject to the statutory tax rates of a C-Corporation under a conventional corporate tax structure in the U.S. at the prevailing corporate rates and that all deferred tax assets relating to foreign operations are fully realizable within the structure on a consolidated basis. This assumption is consistent with the assumption that certain Evercore LP Units and Interests are vested and exchanged into Class A shares, as discussed in Item 1 above, as the assumed exchange would change the tax structure of the Company.

Excluded from the Company’s Adjusted results are adjustments related to the impact of the enactment of the Tax Cuts and Jobs Act that was signed into law on December 22, 2017, which resulted in a reduction in income tax rates in the U.S. in 2018 and future years. The tax reform resulted in an estimated adjustment to Other Revenue for the fourth quarter of 2017 of $77.5 million related to the re-measurement of amounts due pursuant to our tax receivable agreement, which was reduced due to the lower enacted income tax rates in the U.S. in 2018 and future years.

6.
Presentation of Interest Expense. The Adjusted results present interest expense on short-term repurchase agreements, within the Investment Management segment, in Other Revenues, net, as the Company's Management believes it is more meaningful to present the spread on net interest resulting from the matched financial assets and liabilities. In addition, Adjusted Investment Banking and Investment Management Operating Income are presented before interest expense on debt, which is included in interest expense on a U.S. GAAP basis.

7.
Presentation of Income from Equity Method Investments. The Adjusted results present Income from Equity Method Investments within Revenue as the Company's Management believes it is a more meaningful presentation.

This release also presents changes in Adjusted Investment Management Operating Income and Adjusted Investment Management Operating Margin from the prior-year periods assuming that the restructuring of certain Investment Management affiliates occurred on December 31, 2016. This includes the sale of the Institutional Trust and Independent Fiduciary business of ETC that occurred on October 18, 2017. Evercore believes this is useful additional information for investors because it improves the comparability of period-over-period results and aligns with management's view of business performance.

EVERCORE INC.
U.S. GAAP RECONCILIATION TO ADJUSTED RESULTS
(dollars in thousands, except per share data)
(UNAUDITED)

	Three Months Ended		Nine Months Ended
	September 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017
Net Revenues - U.S. GAAP	$381,259	$406,601	$1,293,299	$1,164,318
Client Related Expenses (1)	(9,831)	(8,059)	(26,932)	(17,019)
Income from Equity Method Investments (2)	2,298	1,827	6,842	5,507
Interest Expense on Debt (3)	2,300	2,488	6,861	7,494
Net Revenues - Adjusted	$376,026	$402,857	$1,280,070	$1,160,300

Compensation Expense - U.S. GAAP	$225,452	$246,772	$766,537	$689,186
Amortization of LP Units / Interests and Certain Other Awards (4)	(3,764)	(9,249)	(11,470)	(4,980)
Compensation Expense - Adjusted	$221,688	$237,523	$755,067	$684,206

Operating Income - U.S. GAAP	$74,540	$87,070	$291,871	$244,665
Income from Equity Method Investments (2)	2,298	1,827	6,842	5,507
Pre-Tax Income - U.S. GAAP	76,838	88,897	298,713	250,172
Amortization of LP Units / Interests and Certain Other Awards (4)	3,764	9,249	11,470	4,980
Special Charges (5)	1,967	—	3,864	21,507
Intangible Asset Amortization / Other Purchase Accounting-related Amortization (6a)	2,157	2,392	6,471	7,176
Acquisition and Transition Costs (6b)	—	599	21	976
Pre-Tax Income - Adjusted	84,726	101,137	320,539	284,811
Interest Expense on Debt (3)	2,300	2,488	6,861	7,494
Operating Income - Adjusted	$87,026	$103,625	$327,400	$292,305

Provision for Income Taxes - U.S. GAAP	$17,539	$28,815	$48,018	$69,566
Income Taxes (7)	2,989	8,627	8,450	12,139
Provision for Income Taxes - Adjusted	$20,528	$37,442	$56,468	$81,705

Net Income Attributable to Evercore Inc. - U.S. GAAP	$49,461	$45,911	$213,935	$144,866
Amortization of LP Units / Interests and Certain Other Awards (4)	3,764	9,249	11,470	4,980
Special Charges (5)	1,967	—	3,864	21,507
Intangible Asset Amortization / Other Purchase Accounting-related Amortization (6a)	2,157	2,392	6,471	7,176
Acquisition and Transition Costs (6b)	—	599	21	976
Income Taxes (7)	(2,989)	(8,627)	(8,450)	(12,139)
Noncontrolling Interest (8)	8,408	11,448	32,438	31,007
Net Income Attributable to Evercore Inc. - Adjusted	$62,768	$60,972	$259,749	$198,373

Diluted Shares Outstanding - U.S. GAAP	45,858	44,036	45,542	44,887
LP Units (9)	5,017	5,898	5,124	5,975
Unvested Restricted Stock Units - Event Based (9)	12	12	12	12
Diluted Shares Outstanding - Adjusted	50,887	49,946	50,678	50,874

Key Metrics: (a)
Diluted Earnings Per Share - U.S. GAAP	$1.08	$1.04	$4.70	$3.23
Diluted Earnings Per Share - Adjusted	$1.23	$1.22	$5.13	$3.90

Compensation Ratio - U.S. GAAP	59.1%	60.7%	59.3%	59.2%
Compensation Ratio - Adjusted	59.0%	59.0%	59.0%	59.0%

Operating Margin - U.S. GAAP	19.6%	21.4%	22.6%	21.0%
Operating Margin - Adjusted	23.1%	25.7%	25.6%	25.2%

Effective Tax Rate - U.S. GAAP	22.8%	32.4%	16.1%	27.8%
Effective Tax Rate - Adjusted	24.2%	37.0%	17.6%	28.7%

(a) Reconciliations of the key metrics from U.S. GAAP to Adjusted results are a derivative of the reconciliations of their components above.

EVERCORE INC.
RECONCILIATION TO RESTRUCTURING OF INVESTMENT MANAGEMENT ADJUSTED RESULTS
(dollars in thousands)
(UNAUDITED)

	Three Months Ended			Nine Months Ended
	September 30, 2018	September 30, 2017	% Change	September 30, 2018	September 30, 2017	% Change

Investment Management Net Revenues - U.S. GAAP	$14,425	$18,302	(21%)	$40,590	$48,840	(17%)
Adjustments - U.S. GAAP to Adjusted (a)	2,283	1,735	32%	6,530	5,398	21%
Investment Management Net Revenues - Adjusted	16,708	20,037	(17%)	47,120	54,238	(13%)
Sale of Institutional Trust and Independent Fiduciary Business of Evercore Trust Company (10)	—	(4,848)	NM	—	(14,551)	NM
Adjusted Investment Management Net Revenues - Including Restructuring of Investment Management Adjustments	$16,708	$15,189	10%	$47,120	$39,687	19%

Investment Management Expenses - U.S. GAAP	$11,022	$14,519	(24%)	$32,994	$48,417	(32%)
Adjustments - U.S. GAAP to Adjusted (a)	(15)	(659)	98%	(36)	(8,196)	100%
Investment Management Expenses - Adjusted	11,007	13,860	(21%)	32,958	40,221	(18%)
Sale of Institutional Trust and Independent Fiduciary Business of Evercore Trust Company (10)	—	(3,461)	NM	—	(10,263)	NM
Adjusted Investment Management Expenses - Including Restructuring of Investment Management Adjustments	$11,007	$10,399	6%	$32,958	$29,958	10%

Investment Management Operating Income - U.S. GAAP	$3,403	$3,783	(10%)	$7,596	$423	NM
Adjustments - U.S. GAAP to Adjusted (a)	2,298	2,394	(4%)	6,566	13,594	(52%)
Investment Management Operating Income - Adjusted	5,701	6,177	(8%)	14,162	14,017	1%
Sale of Institutional Trust and Independent Fiduciary Business of Evercore Trust Company (10)	—	(1,387)	NM	—	(4,288)	NM
Adjusted Investment Management Operating Income - Including Restructuring of Investment Management Adjustments	$5,701	$4,790	19%	$14,162	$9,729	46%

Key Metrics: (b)
Operating Margin - U.S. GAAP	23.6%	20.7%		18.7%	0.9%
Operating Margin - Adjusted	34.1%	30.8%		30.1%	25.8%
Adjusted Operating Margin - Including Restructuring of Investment Management Adjustments	34.1%	31.5%		30.1%	24.5%

(a) See pages A-7 and A-8 for details of U.S. GAAP to Adjusted adjustments.
(b) Reconciliations of the key metrics are a derivative of the reconciliations of their components above.

EVERCORE INC.
U.S. GAAP RECONCILIATION TO ADJUSTED RESULTS
TRAILING TWELVE MONTHS
(dollars in thousands)
(UNAUDITED)
	Consolidated
	Twelve Months Ended
	September 30, 2018	September 30, 2017
Net Revenues - U.S. GAAP	$1,833,330	$1,609,687
Client Related Expenses (1)	(38,231)	(25,343)
Income from Equity Method Investments (2)	10,173	8,019
Interest Expense on Debt (3)	9,327	10,126
Adjustment to Tax Receivable Agreement Liability (7)	(77,535)	—
Gain on Sale of Institutional Trust and Independent Fiduciary business of ETC (11)	(7,808)	—
Foreign Exchange Losses from G5 Transaction (12)	16,266	—
Net Revenues - Adjusted	$1,745,522	$1,602,489

Compensation Expense - U.S. GAAP	$1,039,863	$956,817
Amortization of LP Units / Interests and Certain Other Awards (4)	(17,934)	(19,470)
Compensation Expense - Adjusted	$1,021,929	$937,347

Compensation Ratio - U.S. GAAP (a)	56.7%	59.4%
Compensation Ratio - Adjusted (a)	58.5%	58.5%

	Investment Banking
	Twelve Months Ended
	September 30, 2018	September 30, 2017
Net Revenues - U.S. GAAP	$1,771,499	$1,542,833
Client Related Expenses (1)	(38,200)	(24,881)
Income from Equity Method Investments (2)	685	1,353
Interest Expense on Debt (3)	9,327	10,126
Adjustment to Tax Receivable Agreement Liability (7)	(77,535)	—
Foreign Exchange Losses from G5 Transaction (12)	16,266	—
Net Revenues - Adjusted	$1,682,042	$1,529,431

Compensation Expense - U.S. GAAP	$1,009,413	$921,358
Amortization of LP Units / Interests and Certain Other Awards (4)	(17,934)	(19,470)
Compensation Expense - Adjusted	$991,479	$901,888

Compensation Ratio - U.S. GAAP (a)	57.0%	59.7%
Compensation Ratio - Adjusted (a)	58.9%	59.0%

(a) Reconciliations of the key metrics from U.S. GAAP to Adjusted results are a derivative of the reconciliations of their components above.

EVERCORE INC.
U.S. GAAP SEGMENT RECONCILIATION TO ADJUSTED RESULTS
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2018
(dollars in thousands)
(UNAUDITED)

	Investment Banking Segment
	Three Months Ended September 30, 2018				Nine Months Ended September 30, 2018
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis
Net Revenues:
Investment Banking:
Advisory Fees	$305,949	$(9,653)	(1)	$296,296	$1,047,259	$(22,660)	(1)(2)	$1,024,599
Underwriting Fees	11,440	(116)	(1)	11,324	62,784	(3,913)	(1)	58,871
Commissions and Related Fees	45,337	—		45,337	139,447	—		139,447
Other Revenue, net	4,108	2,253	(1)(3)	6,361	3,219	6,814	(1)(3)	10,033
Net Revenues	366,834	(7,516)		359,318	1,252,709	(19,759)		1,232,950

Expenses:
Employee Compensation and Benefits	217,471	(3,764)	(4)	213,707	743,152	(11,470)	(4)	731,682
Non-compensation Costs	76,259	(11,973)	(6)	64,286	221,418	(33,388)	(6)	188,030
Special Charges	1,967	(1,967)	(5)	—	3,864	(3,864)	(5)	—
Total Expenses	295,697	(17,704)		277,993	968,434	(48,722)		919,712

Operating Income (a)	$71,137	$10,188		$81,325	$284,275	$28,963		$313,238

Compensation Ratio (b)	59.3%			59.5%	59.3%			59.3%
Operating Margin (b)	19.4%			22.6%	22.7%			25.4%

	Investment Management Segment
	Three Months Ended September 30, 2018				Nine Months Ended September 30, 2018
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis
Net Revenues:
Asset Management and Administration Fees	$12,678	$2,283	(1)(2)	$14,961	$36,603	$6,530	(1)(2)	$43,133
Other Revenue, net	1,747	—		1,747	3,987	—		3,987
Net Revenues	14,425	2,283		16,708	40,590	6,530		47,120

Expenses:
Employee Compensation and Benefits	7,981	—		7,981	23,385	—		23,385
Non-compensation Costs	3,041	(15)	(6)	3,026	9,609	(36)	(6)	9,573
Total Expenses	11,022	(15)		11,007	32,994	(36)		32,958

Operating Income (a)	$3,403	$2,298		$5,701	$7,596	$6,566		$14,162

Compensation Ratio (b)	55.3%			47.8%	57.6%			49.6%
Operating Margin (b)	23.6%			34.1%	18.7%			30.1%

(a) Operating Income for U.S. GAAP excludes Income (Loss) from Equity Method Investments.
(b) Reconciliations of the key metrics from U.S. GAAP to Adjusted results are a derivative of the reconciliations of their components above.

EVERCORE INC.
U.S. GAAP SEGMENT RECONCILIATION TO ADJUSTED RESULTS
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2017
(dollars in thousands)
(UNAUDITED)

	Investment Banking Segment
	Three Months Ended September 30, 2017				Nine Months Ended September 30, 2017
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis
Net Revenues:
Investment Banking:
Advisory Fees	$332,753	$(7,967)	(1)(2)	$324,786	$939,841	$(16,910)	(1)(2)	$922,931
Underwriting Fees	11,034	—		11,034	30,170	—		30,170
Commissions and Related Fees	45,390	—		45,390	148,898	—		148,898
Other Revenue, net	(878)	2,488	(3)	1,610	(3,431)	7,494	(3)	4,063
Net Revenues	388,299	(5,479)		382,820	1,115,478	(9,416)		1,106,062

Expenses:
Employee Compensation and Benefits	236,564	(9,249)	(4)	227,315	660,233	(4,980)	(4)	655,253
Non-compensation Costs	68,448	(10,391)	(6)	58,057	196,603	(24,082)	(6)	172,521
Special Charges	—	—		—	14,400	(14,400)	(5)	—
Total Expenses	305,012	(19,640)		285,372	871,236	(43,462)		827,774

Operating Income (a)	$83,287	$14,161		$97,448	$244,242	$34,046		$278,288

Compensation Ratio (b)	60.9%			59.4%	59.2%			59.2%
Operating Margin (b)	21.4%			25.5%	21.9%			25.2%

	Investment Management Segment
	Three Months Ended September 30, 2017				Nine Months Ended September 30, 2017
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis
Net Revenues:
Asset Management and Administration Fees	$16,284	$1,735	(1)(2)	$18,019	$47,037	$5,398	(1)(2)	$52,435
Other Revenue, net	2,018	—		2,018	1,803	—		1,803
Net Revenues	18,302	1,735		20,037	48,840	5,398		54,238

Expenses:
Employee Compensation and Benefits	10,208	—		10,208	28,953	—		28,953
Non-compensation Costs	4,311	(659)	(6)	3,652	12,357	(1,089)	(6)	11,268
Special Charges	—	—		—	7,107	(7,107)	(5)	—
Total Expenses	14,519	(659)		13,860	48,417	(8,196)		40,221

Operating Income (a)	$3,783	$2,394		$6,177	$423	$13,594		$14,017

Compensation Ratio (b)	55.8%			50.9%	59.3%			53.4%
Operating Margin (b)	20.7%			30.8%	0.9%			25.8%

(a) Operating Income for U.S. GAAP excludes Income (Loss) from Equity Method Investments.
(b) Reconciliations of the key metrics from U.S. GAAP to Adjusted results are a derivative of the reconciliations of their components above.

EVERCORE INC.
U.S. GAAP SEGMENT RECONCILIATION TO CONSOLIDATED RESULTS
(dollars in thousands)
(UNAUDITED)

	U.S. GAAP
	Three Months Ended		Nine Months Ended
	September 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017
Investment Banking
Net Revenues:
Investment Banking:
Advisory Fees	$305,949	$332,753	$1,047,259	$939,841
Underwriting Fees	11,440	11,034	62,784	30,170
Commissions and Related Fees	45,337	45,390	139,447	148,898
Other Revenue, net	4,108	(878)	3,219	(3,431)
Net Revenues	366,834	388,299	1,252,709	1,115,478

Expenses:
Employee Compensation and Benefits	217,471	236,564	743,152	660,233
Non-compensation Costs	76,259	68,448	221,418	196,603
Special Charges	1,967	—	3,864	14,400
Total Expenses	295,697	305,012	968,434	871,236

Operating Income (a)	$71,137	$83,287	$284,275	$244,242

Investment Management
Net Revenues:
Asset Management and Administration Fees	$12,678	$16,284	$36,603	$47,037
Other Revenue, net	1,747	2,018	3,987	1,803
Net Revenues	14,425	18,302	40,590	48,840

Expenses:
Employee Compensation and Benefits	7,981	10,208	23,385	28,953
Non-compensation Costs	3,041	4,311	9,609	12,357
Special Charges	—	—	—	7,107
Total Expenses	11,022	14,519	32,994	48,417

Operating Income (a)	$3,403	$3,783	$7,596	$423

Total
Net Revenues:
Investment Banking:
Advisory Fees	$305,949	$332,753	$1,047,259	$939,841
Underwriting Fees	11,440	11,034	62,784	30,170
Commissions and Related Fees	45,337	45,390	139,447	148,898
Asset Management and Administration Fees	12,678	16,284	36,603	47,037
Other Revenue, net	5,855	1,140	7,206	(1,628)
Net Revenues	381,259	406,601	1,293,299	1,164,318

Expenses:
Employee Compensation and Benefits	225,452	246,772	766,537	689,186
Non-compensation Costs	79,300	72,759	231,027	208,960
Special Charges	1,967	—	3,864	21,507
Total Expenses	306,719	319,531	1,001,428	919,653

Operating Income (a)	$74,540	$87,070	$291,871	$244,665

(a) Operating Income excludes Income (Loss) from Equity Method Investments.

Notes to Unaudited Condensed Consolidated Adjusted Financial Data

For further information on these adjustments, see page A-2.

(1)
Client related expenses, expenses associated with revenue sharing engagements with third parties and provisions for uncollected receivables have been reclassified as a reduction of Revenue in the Adjusted presentation.

(2)	Income (Loss) from Equity Method Investments has been reclassified to Revenue in the Adjusted presentation.

(3)	Interest Expense on Debt is excluded from the Adjusted Investment Banking and Investment Management segment results and is included in Interest Expense in the segment results on a U.S. GAAP basis.

(4)
Expenses or reversal of expenses incurred from the assumed vesting of Class E LP Units, Class G and H LP Interests and Class J LP Units issued in conjunction with the acquisition of ISI are excluded from the Adjusted presentation.

(5)
Expenses during 2018 relate to separation benefits and costs of terminating certain contracts associated with closing the agency trading platform in the U.K. and separation benefits and related charges associated with the Company's businesses in Mexico, as well as the acceleration of depreciation expense for leasehold improvements in conjunction with the previously announced expansion of our headquarters in New York. Expenses during 2017 relate to a charge for the impairment of goodwill in the Institutional Asset Management reporting unit and a charge for the impairment of our investment in G5 in the second quarter.

(6)	Non-compensation Costs on an Adjusted basis reflect the following adjustments:

	Three Months Ended September 30, 2018
	U.S. GAAP	Adjustments		Adjusted
	(dollars in thousands)
Occupancy and Equipment Rental	$15,367	$—		$15,367
Professional Fees	19,698	(5,399)	(1)	14,299
Travel and Related Expenses	16,880	(3,992)	(1)	12,888
Communications and Information Services	10,590	17	(1)	10,607
Depreciation and Amortization	6,815	(2,157)	(6a)	4,658
Execution, Clearing and Custody Fees	3,068	—		3,068
Other Operating Expenses	6,882	(457)	(1)	6,425
Total Non-compensation Costs	$79,300	$(11,988)		$67,312

	Three Months Ended September 30, 2017
	U.S. GAAP	Adjustments		Adjusted
	(dollars in thousands)
Occupancy and Equipment Rental	$13,531	$—		$13,531
Professional Fees	15,836	(3,207)	(1)	12,629
Travel and Related Expenses	15,113	(3,659)	(1)	11,454
Communications and Information Services	10,613	(31)	(1)	10,582
Depreciation and Amortization	6,421	(2,392)	(6a)	4,029
Execution, Clearing and Custody Fees	3,455	—		3,455
Acquisition and Transition Costs	599	(599)	(6b)	—
Other Operating Expenses	7,191	(1,162)	(1)	6,029
Total Non-compensation Costs	$72,759	$(11,050)		$61,709

	Nine Months Ended September 30, 2018
	U.S. GAAP	Adjustments		Adjusted
	(dollars in thousands)
Occupancy and Equipment Rental	$43,249	$—		$43,249
Professional Fees	56,581	(12,000)	(1)	44,581
Travel and Related Expenses	50,858	(10,867)	(1)	39,991
Communications and Information Services	31,634	(400)	(1)	31,234
Depreciation and Amortization	20,209	(6,471)	(6a)	13,738
Execution, Clearing and Custody Fees	7,818	—		7,818
Acquisition and Transition Costs	21	(21)	(6b)	—
Other Operating Expenses	20,657	(3,665)	(1)	16,992
Total Non-compensation Costs	$231,027	$(33,424)		$197,603

	Nine Months Ended September 30, 2017
	U.S. GAAP	Adjustments		Adjusted
	(dollars in thousands)
Occupancy and Equipment Rental	$40,191	$—		$40,191
Professional Fees	42,489	(4,462)	(1)	38,027
Travel and Related Expenses	46,976	(9,947)	(1)	37,029
Communications and Information Services	30,865	(85)	(1)	30,780
Depreciation and Amortization	18,267	(7,176)	(6a)	11,091
Execution, Clearing and Custody Fees	10,972	—		10,972
Acquisition and Transition Costs	976	(976)	(6b)	—
Other Operating Expenses	18,224	(2,525)	(1)	15,699
Total Non-compensation Costs	$208,960	$(25,171)		$183,789

(6a)
The exclusion from the Adjusted presentation of expenses associated with amortization of intangible assets and other purchase accounting-related amortization from the acquisition of ISI and certain other acquisitions.

(6b)	Primarily professional fees incurred and costs related to transitioning acquisitions or divestitures.

(7)
Evercore is organized as a series of Limited Liability Companies, Partnerships, C-Corporations and a Public Corporation and therefore, not all of the Company's income is subject to corporate-level taxes. As a result, adjustments have been made to the Adjusted earnings to assume that the Company is subject to the statutory tax rates of a C-Corporation under a conventional corporate tax structure in the U.S. at the prevailing corporate rates and that all deferred tax assets relating to foreign operations are fully realizable within the structure on a consolidated basis. This assumption is consistent with the assumption that certain Evercore LP Units and Interests are vested and exchanged into Class A shares, as the assumed exchange would change the tax structure of the Company.

Excluded from the Company’s Adjusted results are adjustments, described below, related to the impact of the enactment of the Tax Cuts and Jobs Act that was signed into law on December 22, 2017, which resulted in a reduction in income tax rates in the U.S. in 2018 and future years. The tax reform also resulted in an estimated adjustment to Other Revenue of $77.5 million in the fourth quarter of 2017 related to the re-measurement of amounts due pursuant to our tax receivable agreement, which was reduced due to the lower enacted income tax rates in the U.S. in 2018 and future years.

(8)	Reflects an adjustment to eliminate noncontrolling interest related to all Evercore LP partnership units which are assumed to be converted to Class A common stock in the Adjusted presentation.

(9)
Assumes the vesting, and exchange into Class A shares, of certain Evercore LP partnership units and interests and IPO related restricted stock unit awards in the Adjusted presentation. In the computation of outstanding common stock equivalents for U.S. GAAP net income per share, the Evercore LP partnership units are anti-dilutive.

(10)
Assumes the sale of the Institutional Trust and Independent Fiduciary business of ETC had occurred as of the beginning of the prior period presented and reflects adjustments to eliminate revenue and expenses that were previously consolidated from the Institutional Trust and Independent Fiduciary business of ETC. Management believes this adjustment is useful to investors to compare Evercore's results across periods.

(11)	The gain resulting from the sale of the Institutional Trust and Independent Fiduciary business of ETC in the fourth quarter of 2017 is excluded from the Adjusted presentation.

(12)	Release of cumulative foreign exchange losses resulting from the restructuring of our equity method investment in G5 in the fourth quarter of 2017 are excluded from the Adjusted presentation.